          As filed with the Securities and Exchange Commission on April 22, 2002

                                                     Registration No. 333-
                                                                          ------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               DIGITALTHINK, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                              7372                             94-3244366
(STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)


                               601 BRANNAN STREET
                            SAN FRANCISCO, CA 94107
                                 (415) 625-4000

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1996 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                 MICHAEL W. POPE
                             CHIEF EXECUTIVE OFFICER
                               DIGITALTHINK, INC.
                               601 BRANNAN STREET
                             SAN FRANCISCO, CA 94107
                                 (415) 625-4000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   Copies to:
                               MARK REINSTRA, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            PROPOSED
                                                             MAXIMUM           PROPOSED
     TITLE OF EACH CLASS OF              AMOUNT             OFFERING           MAXIMUM          AMOUNT OF
          SECURITIES TO                   TO BE               PRICE           AGGREGATE       REGISTRATION
          BE REGISTERED                REGISTERED           PER SHARE       OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------------
1996 Stock Plan
Common Stock, $0.001 par value
(currently outstanding options)(2)      1,833,482            $1.14          $2,090,169.48        $192.30
-------------------------------------------------------------------------------------------------------------
1996 Stock Plan
Common Stock, $0.001 par value
(options available for future
grant)(3)                                 166,518            $1.10          $  183,169.80        $ 16.85
-------------------------------------------------------------------------------------------------------------
Total 1996 Stock Plan shares
registered(1)                           2,000,000                                                $209.15
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
to be issued under the 1999
Employee Stock Purchase Plan(4)(5)        400,000            $0.94          $  374,000.00        $ 34.41
-------------------------------------------------------------------------------------------------------------
    TOTAL REGISTRATION FEES:                                                                     $243.56
=============================================================================================================


(1) Represents shares of Common Stock which have become available for issuance under the Registrant's 1996 Stock Plan as a result of the automatic "evergreen provision" effective upon the commencement of the Registrant's fiscal year, April 1, 2001.

(2) The computation is based upon the weighted average exercise price per share of $1.14 as to 1,833,482 outstanding but unexercised options to purchase Common Stock under the 1996 Stock Plan.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 2,000,000 shares of Common Stock authorized for issuance pursuant to the 1996 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 16, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) Represents shares of Common Stock which have become available for issuance under the Registrant's 1999 Employee Stock Purchase Plan as a result of an automatic "evergreen provision" effective upon the commencement of the Registrant's fiscal year, April 1, 2001.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 16, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

            STATEMENT UNDER GENERAL INSTRUCTION E -- REGISTRATION OF
                              ADDITIONAL SECURITIES

        This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1996 Stock Plan and the 1999 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-43284, File No. 333-56770 and File No. 333-68384) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 11, 2001.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, as filed pursuant to Section 13 (a) of the Exchange Act on August 8, 2001.

        (c) The Registrant's Proxy Statement on Form 14A filed as of June 8, 2001 in connection with the Annual Meeting of Stockholders held on July 27, 2001.

        (d) The Registrant's Form 8-K filed on August 22, 2001, as amended on October 26, 2001.

        (e) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 as filed pursuant to Section 13(a) of the Exchange Act on November 14, 2001.

        (f) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2001 as filed pursuant to Section 13(a) of the Exchange Act on February 12, 2002.

        (g) The Registrant's Form 8-K filed on April 4, 2002.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on April 22, 2002.

                                        DIGITALTHINK, INC.

                                        By: /s/ MICHAEL W. POPE
                                           -------------------------------------
                                           Michael W. Pope
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Pope and Jon C. Madonna, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 SIGNATURE                                  TITLE                               DATE
                 ---------                                  -----                               ----

    /S/ MICHAEL W. POPE                          Chief Executive Officer, President           April 22, 2002
------------------------------------------       and Chief Financial Officer
        Michael W. Pope                          (Principal Accounting, Financial
                                                 and Executive Officer)


    /S/ JON C. MADONNA                           Chairman of the Board                        April 22, 2002
------------------------------------------
        Jon C. Madonna


    /S/ PETER J. GOETTNER                        Director                                     April 22, 2002
------------------------------------------
        Peter J. Goettner


    /S/ E. FOLLETT CARTER                        Director                                     April 22, 2002
------------------------------------------
        E. Follett Carter


    /S/ STEVEN L. ESKENAZI                       Director                                     April 22, 2002
------------------------------------------
        Steven L. Eskenazi


    /S/ SAMUEL D. KINGSLAND                      Director                                     April 22, 2002
------------------------------------------
        Samuel D. Kingsland


    /S/ WILLIAM H. LANE III                      Director                                     April 22, 2002
------------------------------------------
        William H. Lane III


    /S/ RODERICK C. MCGEARY                      Director                                     April 22, 2002
------------------------------------------
        Roderick C. McGeary

                                INDEX TO EXHIBITS


EXHIBIT NUMBER                   EXHIBIT DOCUMENT
--------------                   ----------------
     5.1          Opinion of Counsel

     23.1         Independent Auditors' Consent

     23.2         Consent of Counsel (contained in Exhibit 5.1 hereto)

     24.1         Power of Attorney (see signature page)